CSFB

           CREDIT SUISSE FIRST BOSTON

___________________________________________________________________________________________________

HOME EQUITY ASSET TRUST 2005-7

DERIVED INFORMATION 8/24/05

[$974,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$989,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 9/01/05 cutoff date.  Approximately 25.0% of the mortgage loans do not provide for any payments of principal in the first two, three, five, or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	6,098
Total Outstanding Loan Balance	$996,711,780*	Min	Max
Average Loan Current Balance	$163,449	$9,986	$1,495,052
Weighted Average Original LTV	81.2%**
Weighted Average Coupon	7.27%	4.63%	12.88%
Arm Weighted Average Coupon	7.14%
Fixed Weighted Average Coupon	8.25%
Weighted Average Margin	6.22%	2.25%	10.90%
Weighted Average FICO (Non-Zero)	626
Weighted Average Age (Months)	2
% First Liens	96.5%
% Second Liens	3.5%
% Arms	88.4%
% Fixed	11.6%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,000,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
All Deal States	Loans	Balance	Balance	%	%	FICO
Alabama	83	8,019,662	0.8	7.97	84.0	623
Alaska	5	888,076	0.1	7.45	83.5	656
Arizona	298	47,814,769	4.8	7.19	81.6	627
Arkansas	33	3,088,283	0.3	8.24	86.6	612
California	845	221,221,813	22.2	6.89	79.9	636
Colorado	116	17,152,194	1.7	6.88	81.4	643
Connecticut	45	7,401,761	0.7	7.68	83.5	629
Delaware	22	3,021,342	0.3	7.66	82.2	617
District of Columbia	2	852,816	0.1	7.15	65.8	600
Florida	677	113,368,783	11.4	7.34	80.0	622
Georgia	229	30,515,858	3.1	7.53	82.4	630
Hawaii	8	3,745,911	0.4	6.52	84.7	671
Idaho	28	3,729,031	0.4	7.26	81.7	656
Illinois	186	30,024,290	3.0	7.44	83.7	623
Indiana	143	11,997,674	1.2	7.66	84.0	610
Iowa	33	3,111,350	0.3	7.68	82.8	640
Kansas	64	6,146,866	0.6	7.68	84.7	626
Kentucky	51	4,500,474	0.5	7.42	83.1	610
Louisiana	82	7,213,419	0.7	7.72	82.7	608
Maine	11	1,642,304	0.2	7.50	81.5	593
Maryland	184	40,855,543	4.1	7.09	81.4	622
Massachusetts	55	12,103,256	1.2	7.57	81.1	620
Michigan	332	40,382,996	4.1	7.45	82.0	617
Minnesota	117	18,164,514	1.8	7.04	81.6	630
Mississippi	70	6,739,736	0.7	7.80	82.5	617
Missouri	149	15,646,960	1.6	7.69	83.3	610
Montana	14	2,093,603	0.2	7.33	81.4	617
Nebraska	19	1,618,634	0.2	7.50	82.1	640
Nevada	183	37,932,953	3.8	7.23	79.4	631
New Hampshire	12	2,085,004	0.2	7.44	83.7	612
New Jersey	137	30,831,097	3.1	7.55	80.4	615
New Mexico	19	2,166,228	0.2	7.62	82.6	632
New York	186	52,555,903	5.3	7.26	80.2	635
North Carolina	152	15,848,811	1.6	7.81	82.3	606
North Dakota	2	166,268	0.0	7.20	78.9	645
Ohio	174	18,221,651	1.8	7.20	82.4	612
Oklahoma	28	2,258,538	0.2	7.91	81.2	613
Oregon	142	21,771,692	2.2	7.04	83.1	652
Pennsylvania	127	16,629,476	1.7	7.71	82.6	598
Rhode Island	15	2,861,537	0.3	7.37	81.1	614
South Carolina	62	5,406,255	0.5	7.90	83.6	603
South Dakota	5	373,676	0.0	7.64	79.1	628
Tennessee	180	17,098,577	1.7	7.66	82.5	604
Texas	233	19,933,728	2.0	8.01	83.6	612
Utah	36	4,858,909	0.5	7.23	84.7	627
Virginia	190	34,657,823	3.5	7.34	79.5	619
Washington	158	27,347,255	2.7	7.01	82.9	643
West Virginia	14	1,716,591	0.2	7.84	82.0	588
Wisconsin	137	18,153,619	1.8	7.50	81.3	616
Wyoming	5	774,272	0.1	6.45	82.8	611
Total:	6,098	996,711,780	100.0	7.27	81.2	626